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                                                                   EXHIBIT 10.15

                         [FORM OF BRIDGE LOAN WARRANT]

NEITHER THIS WARRANT NOR THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT") OR THE SECURITIES LAWS OF ANY STATE; THEREFORE, THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF MAY NOT BE SOLD OR TRANSFERRED EXCEPT UPON SUCH REGISTRATION OR UPON DELIVERY TO THE CORPORATION OF AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT REGISTRATION IS NOT REQUIRED FOR SUCH SALE OR TRANSFER.

                        WARRANT TO PURCHASE COMMON STOCK

                                       OF

                        APPLIED VOICE RECOGNITION, INC.

                VOID AFTER [THREE YEARS AFTER DATE OF ISSUANCE]


          This certifies that, an individual residing in Houston, Texas ("Holder"), is entitled to purchase at any time on or prior to [three years after date of issuance], [one warrant for each dollar loaned to the Company] Shares of fully paid and nonassessable shares of Common Stock, $0.01 par value (the "Common Stock"), of Applied Voice Recognition, Inc., a Utah corporation (the "Company"), at a price equal to $1.60 per share. This Warrant may be exercised by surrendering this Warrant with the subscription form hereinafter set forth fully executed, at the principal office of the Company in Houston, Texas, accompanied by payment of the full purchase price of the shares so purchased in cash, and upon compliance with and subject to the conditions set forth herein. The purchase price per share and the number of shares covered by this Warrant are subject to adjustment from time to time as hereinafter set forth.

          The purchase price per share of Common Stock from time to time in effect under this Warrant, and the number and character of shares covered hereby, shall be subject to adjustments from time to time in certain instances as follows, and the term "Warrant Price" shall mean the price per share originally set forth in this Warrant or any price resulting from adjustments pursuant to the terms hereof.

          1. In case the Company shall subdivide its outstanding shares of Common Stock into a greater number of shares or shall issue in exchange for its outstanding shares of Common Stock a greater number of shares of Common Stock, then in each such case from and after the record date for such subdivision or exchange, the number of shares of Common Stock covered by this Warrant shall be increased in proportion to such increase in the number of outstanding shares of Common Stock and the Warrant Price then in effect shall be correspondingly decreased; and in the case the Company shall reduce the number of shares of its Common Stock by a combination of shares or shall issue in exchange for its outstanding shares of Common Stock a lesser number of shares of Common
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Stock, then in each such case from and after the record date for such combination or exchange, the number of shares of Common Stock covered by this Warrant shall be decreased in proportion to such reduction in the number of outstanding shares of Common Stock, and the then prevailing Warrant Price shall be correspondingly increased.

          2. In case the Company shall declare and pay a dividend upon its Common Stock payable in Common Stock, then in each such case from and after the record date for determining the stockholders entitled to receive such dividend, the number of shares of Common Stock covered by this Warrant shall be increased in proportion to the increase in the number of outstanding shares of Common Stock through such stock dividend, and the then prevailing Warrant Price shall be correspondingly decreased.

          3. In case of any reclassification or change of outstanding shares of Common Stock (other than as a result of a subdivision, combination or stock dividend) or in case of the consolidation or merger of the Company with or into any other corporation (other than a merger in which the Company is the continuing corporation and which does not result in any reclassification or change in its outstanding shares of Common Stock), or in case of any sale by the Company of all or substantially all of its assets to another corporation, the holder of this Warrant shall have the right thereafter to receive upon exercise hereof the amount and kind of shares of capital stock and other securities and property entitled to be received upon such reclassification, change, consolidation, merger or sale by a holder of the number of shares of Common Stock of the Company covered by such Warrant at the then prevailing Warrant Price, subject to subsequent adjustments as provided herein.

          4.   In case at any time:

               (a) the Company shall declare any dividend upon its Common Stock or make any other distribution to the holders of its Common Stock; or

               (b) the Company shall propose to offer for subscription to the holders of its Common Stock any additional shares of stock of any class of any other securities or rights; or

               (c) the Company shall propose any reclassification or change of outstanding shares of Common Stock, or any consolidation or merger of the Company or any sale by the Company of its assets to which paragraphs 1, 2 or 3 would be applicable, then, in any one or more of such cases, the Company shall cause at least twenty (20) days' prior notice to be mailed to the registered holder of this Warrant on the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights, or for a vote upon such reclassification, change, consolidation, merger or sale, as the case may be. In addition, the Company shall mail to the registered holder of this Warrant copies of each report of communication of the Company mailed to the holders of its Common Stock simultaneously with such mailing to holders of Common Stock.

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          5.  (a)  As a condition precedent to the taking of any action which would cause an adjustment reducing the Warrant Price below the then par value of the shares of Common Stock issuable upon the exercise hereof, the Company will take such corporate action as may be necessary in order that it may validly and legally issue fully paid and nonassessable shares of such Common Stock at such adjusted Warrant Price.

          (b) No adjustment shall be made in the number of shares purchasable upon exercise of this Warrant in any case in which the adjustment would result in a change of less than 2/100ths of a share of Common Stock, as such Common Stock is constituted immediately subsequent to the event giving rise to the proposed adjustment, except that any action taken by the Company which otherwise would occasion an adjustment in an amount less than 2/100ths of a share shall be carried forward and taken into account at the time of any subsequent adjustment in the number of shares purchasable hereunder.

          6. (a) This Warrant or any security issued or issuable upon exercise of this Warrant may not be offered or sold except in conformity with the 1933 Act.

          (b) The Company may cause the legends set forth at the top of the first page hereof to be set forth on each Warrant and the following legend to be set forth on each certificate representing Common Stock issued upon exercise of this Warrant, unless counsel for the Company is of the opinion as to any such certificate that such legend is unnecessary:

          THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE OR THE SECURITIES LAWS OF ANY STATE. SUCH SECURITIES MAY NOT BE SOLD OR TRANSFERRED EXCEPT UPON SUCH REGISTRATION OR UPON DELIVERY TO THE CORPORATION OF AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT REGISTRATION IS NOT REQUIRED FOR SUCH SALE OR TRANSFER.

          7.   (a)     This Warrant may be exercised for all or part of the
shares covered hereby. In the event of a partial exercise of this Warrant, the Company will issue to the holder hereof the number of shares of Common Stock purchased under this Warrant, together with a new, similar Warrant for the unused portion. This Warrant may be subdivided into or combined with similar Warrants at any time, at the option of the holder hereof, at the principal office of the Company in Houston, Texas.

          (b) The Company shall not be required to issued fractional shares of Common Stock upon any exercise of Warrants. As to any final fraction of a share in which the same holder of one or more Warrants, the rights under which are exercised in the same transaction, would otherwise be entitled to purchase upon such exercise, the Company shall pay a sum in cash equal to the excess of the market value of such fractional share (determined in such reasonable manner as the

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Board of Directors of the Company may prescribe) over the proportional part of the exercise price represented by such fractional share.

          8. The holder of this Warrant shall not be entitled, as such, to any of the rights of a stockholder of the Company.

          9. This Warrant is being issued in connection with that certain series of bridge loans made to the Company by Holder and certain other parties. The Company hereby represents and warrants that the form of promissory note and warrant given to each of the parties making the above described bridge loans will be identical in substance other than the identity of the parties making the loan, the amount of the various loans and the amount of the various warrants. The Company further represents and warrants that for each party making a bridge loan to the Company, the number of shares that can be purchased pursuant to the warrant (prior to any adjustment as set forth in such warrant) shall be equal to the dollar amount of the loan.

          IN WITNESS WHEREOF, THE COMPANY HAS CAUSED THIS WARRANT TO BE EXECUTED BY THE PRESIDENT EFFECTIVE AS OF JUNE ____, 1997 ON THIS ____ DAY OF JULY, 1997.

                                   APPLIED VOICE RECOGNITION, INC.


                                   By:
                                      -----------------------------------
                                      Charles W. Skamser, President

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                                 PURCHASE FORM

     The undersigned, the Holder of the within Warrant, hereby irrevocably elects to exercise the purchase rights represented by said Warrant for, and to purchase thereunder, ________ shares of Common Stock, $0.01 par value per share, of Applied Voice Recognition, Inc. and herewith makes payment of $___________ in cash therefor and requests that the certificates for such shares be issued in the name of _________________________________________ and delivered to
____________________________________, whose address is
_____________________________________________________ and, if such shares shall not be all of the shares purchasable hereunder, that a new Warrant of like tenor for the balance of the shares purchasable hereunder be delivered to the undersigned.


Dated:
      ----------------------    ------------------------------------------

                                Name:
                                     -------------------------------------

                                Title:
                                      ------------------------------------

                                Address:
                                        ----------------------------------

                                Social Security
                                or Tax I.D. No.
                                               ---------------------------

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